UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) September 6, 2022
FRESH TRACKS THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 505-4755
BRICKELL BIOTECH, INC.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FRTX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective September 6, 2022, Brickell Biotech, Inc. (the “Company”) amended its Amended and Restated Certificate of Incorporation (the “Certificate”) and amended and restated its Amended and Restated Bylaws to change the Company’s name to Fresh Tracks Therapeutics, Inc. (the “Name Change”).
The Company’s common stock began trading under the symbol “FRTX” on The Nasdaq Stock Market LLC on September 8, 2022.
A copy of the Certificate of Amendment to the Certificate to effect the Name Change (the “Charter Amendment”), as filed with the Secretary of State of the State of Delaware on September 6, 2022, is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Company’s Certificate, as amended and restated to reflect the Charter Amendment, is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Company’s Amended and Restated Bylaws, as amended and restated to reflect the Name Change, is attached as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated September 6, 2022

3.2	Amended and Restated Certificate of Incorporation, as amended through September 6, 2022

3.3	Amended and Restated Bylaws, as amended through September 6, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2022	Fresh Tracks Therapeutics, Inc.

	By:	/s/ Robert B. Brown
	Name:	Robert B. Brown
	Title:	Chief Executive Officer